Zion Oil & Gas Newsletter
October 29, 2010

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Dear Shareholder and/or Friend of Zion

Since my last update to you at on October 15th, we have been in continuous drilling operations at our Ma'anit-Joseph #3 wellsite and have made good progress. As you can read below, we are currently at a depth of 2,210 meters (7,251 feet) and preparing to run open hole logs and the next casing string in the hole.

Visit by the Ministry of National Infrastructures to Zion's Ma'anit-Joseph #3 wellsite

Dr. Victor Bariudin (Senior Coordinator Oil & Gas Production at Ministry of National Infrastructures) visits the Ma'anit-Joseph #3 wellsite on October 25, 2010.

Dr. Victor Bariudin is shown center of the photo and Richard Rinberg (Zion Oil's CEO) is on the right.

On Monday, October 25, 2010, Dr. Victor Bariudin ('Senior Coordinator - Oil & Gas Production' at the Ministry of National Infrastructures) visited our Ma'anit-Joseph #3 wellsite. I am happy to report that we received only positive comments from him, such as "a very professional and neat wellsite".

Dr. Victor Bariudin viewing the Blow Out Preventer (BOP) under the rig, at the Ma'anit-Joseph #3 wellsite

Dr. Bariudin was very interested in 'safety matters' and especially the Blow Out Preventer (BOP) system. Our Wellsite Manager, Rasim Yoruk, gave a full report and explanation regarding our safety procedures and Dr. Bariudin commented that our systems looked "very good, indeed".

Zion's "Issachar-Zebulun Permit" - The Preliminary Results of the recent Seismic Acquisition

Seismic Acquisition on the Issachar-Zebulun Permit - June 2010

In August 2009, Zion was awarded an exclusive petroleum exploration permit (named by us, the “Issachar-Zebulun Permit”) on approximately 165,000 acres onshore Israel.

The Permit area is adjacent to and to the east of our Asher-Menashe License and is in the area that was formerly within Issachar’s and Zebulun’s ancient biblical tribal areas.

A permit allows us to conduct, on an exclusive basis, preliminary investigations to ascertain the prospects for discovering petroleum in the area covered by the permit.  Unlike a license area, where test drilling may take place, no test drilling is allowed on a permit area.

After some initial investigations by our geologists, in May 2010, we contracted with the Geophysical Institute of Israel (GII) to acquire approximately 29 kilometers of field seismic on our Issachar-Zebulun Permit. Please refer to our press release of May 25th and previous updates to you for the details.

In June 2010, field acquisition of the seismic was successfully completed and since then, we have been processing and interpreting the collected data for use in our proprietary geologic model of the area.

Although the processing and interpretation is ongoing, we do have some very early results and conclusions, as follows:

(i) We have identified some 'interesting' geologic structures and consequently do have new geologic "leads".

(ii) In order to validate the "leads" and, hopefully, upgrade them to drilling "prospects", we will need to investigate the five criteria of a petroleum system: Source, Reservoir, Seal, Migration and Trap.

(iii) This validation process of the newly discovered geologic leads may require the acquisition of additional seismic and other geologic data.

So, at this early stage, we are progressing well with our work on this permit area and look forward to further work, so that, hopefully, we can define one or more drilling prospects on this area and apply for a license for the area currently covered by the permit.   You may be interested to know that the Hebrew name "Issachar" almost certainly derives from the two Hebrew words: "Yesh Sachar", which in English means: "There is a reward"...

Or if you prefer, as it says in Deuteronomy 33:19:

"They will summon peoples to the mountain and there offer sacrifices of righteousness;
they will feast on the abundance of the seas, on the treasures hidden in the sand."

Drilling Operations at the Ma'anit-Joseph #3 Wellsite

The Ma'anit-Joseph #3 wellsite at dawn

This photograph was taken by Aaron Kahn, our geologist in charge of Zion's mudlog unit

On August 26, 2010, drilling operations began on the Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel.

Aside from the normal and routine operational issues that arise from time to time during drilling, we have made steady hole during the past two weeks.  As of October 29, 2010 we completed the drilling of the 12-1/4” hole to a depth of 2,210 meters (7,251 feet).

We are now preparing to run our next set of open hole correlation logs, set and cement 9-5/8” casing, and then begin drilling our longest section of the hole which will be drilled with an 8-1/2” bit.  This next section of the well will be drilled to approximately 4,380 meters (14,370 feet) which we anticipate should put us into rock layers of the Middle Triassic age.  The final drilling leg will then be a 6-1/8” hole that is planned to take us into the Permian zone, which is our ultimate target for this well.

As we continue drilling operations in the upper section of the hole, we are already making preparations for production testing our target Permian zone in the first quarter of 2011.  To this end, we are working with several companies in preparing test procedures and identifying needed equipment & services for this work.

We are currently behind our original drilling schedule, due primarily to the fishing incident described in the last report.  We continue to look for opportunities to make up the lost time, but not at the expense of well quality and always keeping “safety” as a top priority.

Rights Offering  (scheduled to expire on November 15, 2010)

As you may know, Zion is holding a Rights Offering for every stockholder who held Zion stock on September 28, 2010.

We have mailed to all eligible stockholders a copy of the prospectus supplement which was filed with the SEC on September 29, 2010, subscription materials and other items necessary for exercising the rights. Shareholders who hold their shares in a bank or broker name should have received the rights offering material from their bank or broker.

Under the rights offering, Zion has distributed (at no cost to stockholders) non-transferable subscription rights to holders of Zion's common stock on the close of business on the record date of September 28, 2010, to purchase their pro rata portion of approximately 3.8 million Units of Zion's securities Unit at a purchase price of $5.00 per Unit.

ONE UNIT = ONE SHARE (of Zion's common stock) + ONE WARRANT

The Warrant will allow the purchase of an additional share of Zion's common stock at an exercise price of $4.00 and will be exercisable for a two year period beginning after the offering expires.

You may wish to review the Frequently Asked Questions (FAQs) on our website at:

www.zionoil.com/investor-center

The Rights Offering is scheduled to expire on
November 15, 2010
so if you do wish to participate, please do so without delay.

"In your good pleasure, make Zion prosper..."
Psalm 51:18

Thank you for your support of Zion and Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, the successful establishment of the drilling subsidiary and the negotiation and execution of definitive agreements with the current owner of the drilling rig with respect thereto, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE:

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).